Exhibit 10.32

TRADEMARK LICENSE AGREEMENT

     THIS TRADEMARK LICENSE AGREEMENT (hereinafter the “Agreement”) is made effective the 30th day of June, 2005 by and between American Railcar Industries, Inc., a Missouri corporation, having a place of business at 100 Clark Street, St. Charles, Missouri 63301 (hereinafter “Licensor”), and American Railcar Leasing LLC, a Delaware limited liability company, having a place of business at 620 North Second, St. Charles, Missouri 63301 (hereinafter “Licensee”).
     WHEREAS, Licensor is in the railcar manufacturing, maintenance and fleet management services business and Licensee is in the railcar leasing and sales business;
     WHEREAS, Licensor and Licensee are independent going concerns that from time to time transact business with each other;
     WHEREAS, Licensor currently provides railcar repair and maintenance services and fleet management services to Licensee;
     WHEREAS, Licensor is the owner of the trademarks, as depicted on Exhibit A, attached hereto, including any and all trade names and tradedress associated therewith, and of the goodwill represented thereby, as well as various U.S. and international trademark registrations for certain variations of the trademarks (hereinafter the “Trademarks”); and
     WHEREAS, it is the desire and intention of the parties that Licensee be permitted to use certain variations of the Trademarks (hereinafter the “Licensed Trademarks”) pursuant to the terms of this Agreement.
     NOW, THEREFORE, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:
     1. LICENSE.
          (a) Subject to the terms of this Agreement, Licensor grants Licensee a perpetual, worldwide, nonexclusive right to use the Licensed Trademarks, under the conditions set forth in this Agreement, for the following goods and services: “the operation of and products associated with operating a railcar leasing business” (hereinafter the “Goods and Services”).
          (b) Upon the terms and subject to the conditions set forth in this Agreement, the license grant herein includes Licensee’s right to sublicense wholly-owned subsidiaries of Licensee engaged exclusively in the business of railcar leasing and only in connection with the Goods and Services.

     2. QUALITY OF GOODS AND SERVICES. Licensee shall use the Licensed Trademarks only with the quality and standards as approved by Licensor, from time to time, with the Goods and Services.
     3. PAYMENTS. In consideration for the license granted herein, Licensee agrees to pay Licensor an annual fee of $1000.00 for use of the Licensed Trademarks in connection with the Goods and Services.
     4. INSPECTION. Upon prior written notice, Licensee will permit duly authorized representatives of Licensor to inspect on the premises of Licensee at all reasonable times the Goods and Services in connection with which Licensee uses or intends to use the Licensed Trademarks, and Licensee shall upon reasonable request of Licensor submit to the Licensor, or to its duly authorized representatives, representative samples of the Goods and Services which it sells or intends to sell under the Licensed Trademarks for the purpose of ascertaining or determining compliance with paragraphs 1 and 2 hereof.
     5. OWNERSHIP OF LICENSED TRADEMARKS. Licensee acknowledges that Licensor is the owner or has the rights to all the Licensed Trademarks, and Licensee agrees not to contest or object to the ownership or validity of such Licensed Trademarks at anytime. Licensee further acknowledges that the Licensed Trademarks are good and valid, that Licensee has no rights therein except those set forth herein, that Licensee will not contest the ownership or validity of any rights of Licensor in the Licensed Trademarks or registrations thereof, and that Licensee will not do or cause to be done anything that might impair Licensor’s rights in and to the Licensed Trademarks. Licensee undertakes to comply substantially with all laws pertaining to trademarks in force at any time in any jurisdiction, including but not limited to marking requirements under federal, state or foreign law. Licensee agrees to comply with any reasonable requirements established by Licensor concerning the style, design, display and use of the Licensed Trademarks, and, as appropriate, to use correctly the trademark symbol TM or registration symbol ®.
     6. EXTENT OF LICENSE. This Agreement, and in particular the right granted under paragraph 1, shall not be transferable or assignable without Licensor’s prior written consent, which shall not be unreasonably withheld. Licensor shall have the right to use the Licensed Trademarks and to license its uses to any third party for any purpose including maintaining and protecting its trademark rights; provided, however, Licensor shall not license the Licensed Trademarks to any other third party in the railcar leasing business.
     7. POLICING OF LICENSED TRADEMARKS. Licensee agrees to inform Licensor of the use of any other trademarks similar to the Licensed Trademarks and any potential infringements of the Licensed Trademarks which come to its attention during the term of this Agreement.
     8. MAINTENANCE OF LICENSED TRADEMARKS. Licensor will use its best efforts to register and maintain, or cause to be registered and maintained, the Licensed Trademarks in the particular jurisdictions to enable the Goods and Services to be distributed and sold under the Licensed Trademarks as provided herein.

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     9. INDEMNITY. Licensor in its capacity as licensor of the Licensed Trademarks assumes no liability to Licensee or third parties with respect to the performance characteristics or other qualities or conditions of the Goods and Services distributed or sold by Licensee under the Licensed Trademarks, and Licensee will indemnify Licensor against losses incurred through claims of third persons against Licensor involving the production, distribution, or sale of Licensee’s Goods and Services.
     10. LITIGATION. In the event Licensee is named as defendant in any action based on its use of the Licensed Trademarks, Licensee agrees to immediately notify Licensor, and Licensor shall have the right, but not the obligation, to intervene in any such action and to control and direct the defense thereof, including the right to select defense counsel and the obligation to pay defense counsel fees.
     11. TERM AND TERMINATION. This Agreement shall remain in full force and effect, unless Licensee fails to comply with any provision of this Agreement, whereupon Licensor may terminate the Agreement upon not less than ninety (90) days written notice to Licensee, but if Licensee corrects such default during the notice period, the notice shall be of no further force or effect.
     Upon termination of this Agreement in any manner, Licensee shall within six (6) months thereof cease all use of the Licensed Trademarks, including but not limited to removing the Licensed Trademarks from any Goods and Services still in its possession; changing its corporate or trade name to exclude the Licensed Trademarks or any similar trademark, if it is included; delivering up to Licensor or its duly authorized representatives all material and papers upon which the Licensed Trademarks appears; and not thereafter adopting or using any trademark which is similar to or likely to be confusing with the Licensed Trademarks.
     12. INTEGRATION AND MODIFICATION. This Agreement represents the entire understanding of the parties with respect to its subject matter and supersedes any prior or contemporaneous written or oral communications. No amendment to this Agreement will be effective unless in writing and signed by both parties.
     13. RELATIONSHIP OF LICENSOR AND LICENSEE. Nothing contained herein shall be construed to place Licensor or Licensee in any agency, partnership, or joint venture relationship. Nothing in this Agreement shall authorize Licensor or Licensee to make any contract, agreement, warranty or representation on behalf of the other or to incur any debt or other obligation in the other’s name. Neither Licensor nor Licensee shall assume liability for, or be deemed liable hereunder as a result of, any such action, or by reason of any act or omission of any of such others, or any claim or judgment arising therefrom.

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          14. ENFORCEMENT AND GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York and any applicable federal laws of the United States of America, without regard to principles of conflicts of law or choice of law. Licensee acknowledges that irreparable injury might result to the business and property of Licensor in the event of a breach of this Agreement, and, therefore, agrees that the Agreement may be enforced by injunction, specific performance, or other appropriate legal or equitable remedies. If any provision of this Agreement is deemed unenforceable, the enforceability of the rest of this Agreement will not be affected; and any provision deemed unenforceable as written may be modified by judicial decree so that such provision is enforceable.
          15. WAIVER. The waiver by either party of a breach of a provision of this Agreement shall not operate or be construed to invalidate the balance of the provisions contained in this Agreement, which shall continue to remain in effect.
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     IN WITNESS WHEREOF, Licensor has caused this Trademark License Agreement to be executed as a sealed instrument as of the date first stated above by its officer thereunto duly authorized.

AMERICAN RAILCAR INDUSTRIES, INC.

By:	/s/ William Benac

Name: William Benac Title: CFO Date: December 21, 2005
STATE OF MISSOURI
COUNTY OF: ST. CHARLES
     In said County and State, before me this 21st day of December 2005, personally appeared William Benac of American Railcar Industries, Inc., known to me to be the person whose name is subscribed to the foregoing assignment and he acknowledged that he executed the same as an officer of American Railcar Industries, Inc. as a free act and deed for the purposes therein contained.
/s/ Donna Garza

Donna Garza
Notary Public
My commission expires: 5/20/06

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     IN WITNESS WHEREOF, Licensee has caused this Trademark License Agreement to be executed as a sealed instrument as of the date first stated above by its authorized signatory thereunto duly authorized.

AMERICAN RAILCAR LEASING LLC

By:	/s/ James J. Unger

Name: James J. Unger, authorized signatory Date: December 20, 2005
STATE OF MISSOURI
COUNTY OF: ST. CHARLES
     In said County and State, before me this 20th day of December 2005, personally appeared James J. Unger, as authorized signatory of American Railcar Leasing LLC, known to me to be the person whose name is subscribed to the foregoing assignment and he acknowledged that he executed the same as a free act and deed for the purposes therein contained.
/s/ Donna Garza
Donna Garza
Notary Public
My commission expires: 5/20/06

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EXHIBIT A
TRADEMARKS

Registration No.
Federal Trademarks	Country	Registration Date	Licensed Trademarks
	2,614,206 United States	September 3, 2002	Diamond shaped portion of Trademark

ARI Diamond Logo	TMA 559,830 Canada	April 3, 2002	Diamond shaped portion of Trademark

ARI Diamond Logo	701276 Mexico	May 31, 2001	Diamond shaped portion of Trademark

Common Law
Trademarks	Registration Number	Registration Date	Licensed Trademarks
“American Railcar”	N/A	N/A	“American Railcar”

	N/A	N/A	Diamond shaped portion of Trademark

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